Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

SUBORDINATED PROMISSORY NOTE

$1,719,706.50	May 16, 2009

FOR VALUE RECEIVED, the undersigned, Hy-Tech Machine, Inc., a Delaware corporation (including its successors, the “Borrower”), hereby promises to pay to the order of Hy-Tech Holdings, Inc., a Delaware corporation (successor in interest by merger to Hy-Tech Machine, Inc., a Pennsylvania corporation) (the “Holder”), in lawful money of the United States of America and in immediately available funds the principal sum of One Million Seven Hundred Nineteen Thousand Seven Hundred Six and Fifty One-Hundredths ($1,719,706.50) Dollars, together with interest on the unpaid principal balance at the rate and on the terms and conditions provided in this subordinated promissory note (the “Note”).

1.             Acquisition Agreement.  This Note evidences payment of a portion of the purchase price payable under that certain Asset Purchase Agreement, dated as of February 12, 2007 (the “Original Purchase Agreement”), by and among Holder, Quality Gear Holdings, Inc., a Delaware corporation (successor in interest by merger to Quality Gear & Machine, Inc., a Pennsylvania corporation (together with Holder, “Sellers”), HTM Associates, a Pennsylvania general partnership (“HTM”), Robert H. Ober, Elizabeth Smail, James J. Browne, Daniel Berg and James Hohman (collectively, the “Shareholders”) and Hy-Tech Machine, Inc., a Delaware corporation (“Borrower”), as amended by that certain Amendment No. 1 to the Original Purchase Agreement, dated as of June 26, 2009, by and between the Sellers, HTM, the Shareholders and Borrower (the “Amended Purchase Agreement”). This Note is the Promissory Note referred to in the Amended Purchase Agreement. Unless otherwise defined herein, capitalized terms used in this Note have the same meanings set forth in the Amended Purchase Agreement.

2.             Interest; Principal.  Interest on the unpaid principal balance of this Note shall accrue (i) from the date hereof at the rate of six (6.0%) percent per annum, (ii) from and after any Payment Date, as defined herein, by which the applicable Installment Payment, as defined herein, has not been made and continuing until such Installment Payment is made, or during the continuance of an Event of Default pursuant to Section 6(b), (c), (d) or (e), at the rate set forth in (i) plus six (6.0%) percent, or (iii) if less than the rates applicable under (i) and (ii), the maximum rate permitted by law.  Interest shall be calculated on the basis of a 365 day year for the actual days elapsed.  The Borrower shall pay to the Holder all accrued interest on each Payment Date (as defined below). Subject to the terms and conditions hereof, the Borrower shall repay the outstanding Principal Sum hereunder in six (6) installments of Two Hundred Eighty Six Thousand Six Hundred Eighteen ($286,618) Dollars (each, an “Installment Payment”) on each of the dates set forth below (each, a “Payment Date”):

August 16, 2009;

November 16, 2009;

February 16, 2010;

May 16, 2010;

August 16, 2010; and

November 16, 2010.

If any such interest or principal payment is not permitted to be made under the Subordination Agreement (as defined below), such amounts shall be paid on the first Business Day that such payment is permitted to be made under the Subordination Agreement.

3.             Manner and Application of Payment.  If a payment to be made by the Borrower hereunder shall become due on a Saturday, Sunday or bank holiday in either New York City, New York, or Pittsburgh, Pennsylvania, such payment shall be made on the next succeeding day that is a business day in both of the above-referenced cities.  All payments of principal and interest shall be made to the Holder in immediately available funds to an account designated by the Holder in writing. Any payment made hereunder shall be applied first to costs and expenses due hereunder, then to accrued interest and thereafter to principal.

4.             Prepayment.  Subject to the Subordination Agreement,  Borrower may at its option, prepay the outstanding principal balance of this Note, in whole or in part, at any time or, from time to time, without premium or penalty; provided, that any such prepayment shall also include all accrued but unpaid interest on the Note through the repayment date.

5.             Subordination.  ALL OBLIGATIONS UNDER THIS NOTE ARE SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT, DATED ON OR ABOUT JUNE 26, 2009, AMONG THE BORROWER, THE HOLDER AND CITIBANK, N.A., AS ADMINISTRATIVE AGENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED, FROM TIME TO TIME (THE “SUBORDINATION AGREEMENT”).

6.             Default.  Each of the following events shall be an “Event of Default” hereunder:

(a)           the Borrower fails to pay any of the principal, interest or any other amounts payable under this Note when and as the same becomes due and payable, which is not cured within fifteen (15) days of such nonpayment, except to the extent such payment is not permitted under the Subordination Agreement;

(b)           the Borrower files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Borrower or all or any substantial portion of the Borrower’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due;

(c)           an involuntary petition is filed, or any proceeding or case is commenced, against the Borrower (unless such proceeding or case is dismissed or discharged within sixty (60) days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied for, appointed for the Borrower or to take possession, custody or control of any property of the Borrower, or an order for relief is entered against the Borrower in any of the foregoing;

(d)           the Borrower shall fail to perform any material covenant, condition or agreement under this Note; or

(e)           any representation or warranty made or deemed made by the Borrower under this Note shall have been false or misleading in any material respect when made or deemed made;

7.             Remedies.  Upon the occurrence and during the continuance of an Event of Default hereunder:

(a)           all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Holder, be immediately due, payable and collectible by the Holder pursuant to applicable law;

(b)           any and all unpaid principal, interest or other amounts due under this Note shall thereafter bear interest at the maximum rate set forth in Section 2 hereof; and

(c)           the Holder may exercise any and all rights and remedies it may have under this Note or under applicable law.

All rights and remedies shall be cumulative and not exclusive.  The failure of the holder hereof to exercise all or any of its rights, remedies, powers or privileges hereunder or applicable law in any instance shall not constitute a waiver thereof in that or any other instance.

8.             Governing Law; Consent to Jurisdiction.  This Note and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.  Each of the Borrower and the Holder (a) submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Note, (b) agrees that all claims in respect of such action or proceeding may be heard and determined only in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Note in any other court.

9.             Successors and Assigns.  This Note and all obligations of the Borrower hereunder shall be binding upon the successors and assigns of the Borrower, and shall, together with the rights and remedies of the Holder hereunder, inure to the benefit of the Holder, any future holder of this Note and their respective successors and assigns, provided, however, the Borrower may not transfer or assign its rights or obligations hereunder without the express written consent of the Holder, which consent may not be unreasonably withheld or delayed and any purported transfer or assignment by the Borrower without the Holder’s written consent shall be null and void. The Holder may assign, transfer, participate or endorse its rights under this Note.  Upon request, the Borrower shall, at the expense of the Holder, execute and deliver to the assignee of this Note, a replacement Note of equal and like tenor in an amount assigned to and assumed by such assignee.

10.           Waiver of Jury Trial.  THE BORROWER AND THE HOLDER EACH WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS NOTE, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.  The Borrower (i) certifies that neither the Holder nor any representative, agent or attorney of the Holder has represented, expressly or otherwise, that the Holder would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into this Note, the Holder is relying upon, among other things, the foregoing waivers and certifications.

11.           Entire Agreement; Amendments; Invalidity.  This Note, the Amended Purchase Agreement, the Subordination Agreement, the Security Agreement and the Mortgage constitute the entire agreement and understanding of the parties, and supersede and replace in their entirety any prior discussions, agreements, etc., all of which are merged herein and therein.  None of the terms of this Note may be amended or otherwise modified except by an instrument executed by each of the Borrower and the Holder. If any term of this Note shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Note shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.

12.           Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing as set forth in the Amended Purchase Agreement.

13.           Counterparts.  This Note may be executed in any number of counterparts (including by facsimile), all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Note by signing any such counterpart signature page or counterpart.

[Signature page follows on next page.]

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed as of the date first above written.

HY-TECH MACHINE, INC.

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

GUARANTY

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to that certain Guaranty executed as of February 12, 2007, P&F Industries, Inc., a Delaware corporation, hereby guarantees the prompt and faithful performance of all of the Borrower’s obligations under the terms of the foregoing Note.  This Guaranty has been executed as of the date first set forth above.

P&F INDUSTRIES, INC.

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President, Chief Operating Officer and Chief Financial Officer

ACKNOWLEDGMENT

The undersigned hereby acknowledges and agrees to the terms of this Note, as of the date first set forth above.

HY-TECH HOLDINGS, INC.

By:	/s/ Robert Ober
Name:	Robert Ober
Title:	President